                               PRO PLAYER STADIUM
                        EXECUTIVE SUITE LICENSE AGREEMENT

         This License Agreement ("Agreement") is made and entered into by and between ROBBIE STADIUM CORPORATION, a Florida corporation, with offices at 2269 N.W. 199th Street, Miami, Florida 33056, ("Owner") and Hydron Technologies, Inc. whose address is 1001 Yamato Road, Boca Raton, Florida 33431, whose telephone number is (561) 994-6191 and whose designee and contact for the purposes of this Agreement is Mr. Harvey Tauman.

                             W I T N E S S E T H:

         In consideration of the mutual covenants and agreements set forth in this Agreement, Owner and Licensee do hereby agree as follows:

A. Grant of License. Subject to the terms and conditions set forth in this Agreement, Owner hereby grants Licensee the privilege and right to the use and possession as described herein of the executive suite (the "Suite") located in Pro Player Stadium, Dade County, Florida (the "Stadium") and identified by number in Paragraph B.

B.       Basic Terms. As used herein, the following terms shall apply to this
         Agreement:

                  1. Suite. The Suite shall have the following characteristics:

                            a.      This License is for Suite Number 320A.

                            b. The Suite shall have the following number of Total Seats: Twelve (12).

                            c. The Suite shall have a location in relation to the playing field in the Stadium shown in attached Exhibit A.

                  2. Ticket Allotment. The Ticket Allotment for the Suite shall be Twelve (12) season tickets for Miami Dolphins home games and Twelve (12) season tickets for Florida Marlins homes games.

                  3.        Suite Fee. (See Paragraph E).

                            a.      Annual Suite Fee:  1997 - $90,000.00
                                                       1998 - $62,000.00
                                                       1999 - $76,000.00
                                                       2000 - $76,000.00

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                            b.      Initial Payment due: $90,000.00 due on or
                                    before March 1, 1997. $62,000.00 due on or

                                    before March 1, 1998. Thereafter, the Suite
                                    Fee of $76,000.00 shall be due and payable by Licensee not later than March 1st, each year during the term of this Agreement.

                  4.        Term. Four (4) years (See Paragraph F).

                  5.        Security Deposit: $38,000.00 (See Paragraph G).

C. Furnishings, Decor and Alteration of Suite; Suite Services. Schedule 1 to this Agreement governs the manner in which the Suite shall be furnished and equipped and sets forth services to be provided to the Suite.

D. Possession and Use, Tickets and Parking. Schedule 2 to this Agreement governs Licensee's right of use and access, rights with respect to tickets and rights with respect to parking.

E. Payments. Section 3.1 of Schedule 3 of this Agreement governs the payment of the annual Suite Fee.

F. Term. Section 3.2 of Schedule 3 to this Agreement governs the term of this Agreement and Licensee's right of first refusal. This Agreement shall become effective and binding when executed by both Licensee and Owner.

G. Security Deposit. Section 3.3 of Schedule 3 of this Agreement governs the payment of the Security Deposit.

H. Other Terms and Conditions. Schedule 4 to this Agreement sets forth other Terms and Conditions applicable to this Agreement.

I. Special Stipulations. Schedule 5, if Schedule 5 is attached hereto, contains any modifications of this Agreement or additional agreements between the parties.

J. Entire Agreement. This Agreement, consisting of this basic Agreement and Schedules 1, 2, 3, 4 and (if attached) Schedule 5, constitutes the entire Agreement between the parties. This Agreement supersedes all prior agreements or negotiations concerning the subject matter hereof. No representation, promise or undertaking heretofore or concurrently made, whether in advertising or marketing materials, discussions or otherwise, shall be binding on either party unless specifically set forth herein.

         IN WITNESS WHEREOF, this Agreement shall become effective and binding upon the parties when executed by both Licensee and Owner, as indicated below.

                            ROBBIE STADIUM CORPORATION, a Florida
                            corporation

                            By:
                               ------------------------------
                               Name:
                                    -------------------------
                               Title:
                                     ------------------------
                               Date:
                                    -------------------------

                            LICENSEE*:

                            By:
                               ------------------------------
                               Name:
                                    -------------------------
                               Title:
                                     ------------------------
                               Date:
                                    -------------------------

                            By:
                               ------------------------------
                               Name:
                                    -------------------------
                               Title:
                                     ------------------------
                               Date:
                                    -------------------------

--------

     * Each person or persons listed above as Licensee must sign this Agreement. If the Licensee is a corporation or a partnership, the title of the authorized signatory must be included.

                                       3

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                                   EXHIBIT A

                              (Location of Suite)

                                  SCHEDULE 1

                      Furnishings, Decor and Alterations
                         of the Suite; Suite Services

1.1 During the term of this Agreement, Owner shall provide the following to the Suite:

                           a.       The following fixtures, furnishings
                                    and equipment: upholstered chair seats
                                    facing the playing field; carpeted floor;
                                    wall coverings; built-in cabinetry
                                    (including lockable liquor cabinet); sink with running cold water; ice-maker; counter-size refrigerator; color television; lounge-seats and table; and such other furnishings as Owner shall provide;

                           b. Color television, with standard all-channel reception for the Miami area and closed circuit broadcasts of any football games played by the Miami Dolphins or any baseball games played by the Florida Marlins as may be available to Owner;

                           c. Heat, air conditioning, ventilation, running cold water, and electricity during all games and events for which the Stadium is open for use by the general public;

                           d. Ordinary repair and maintenance of the interior and exterior of the Suite made necessary by normal wear and tear;

                           e. Dusting, sweeping and cleaning the Suite and rubbish removal and disposal following each Stadium game or event;

                           f. Telephone equipment and local area telephone service at Owner's expenses;

                           g. Food and beverage services through the caterer licensed by Owner at Licensee's order and expense; and

                           h. Such other special services as Owner, in its sole discretion, may offer at prevailing rates and terms established from time to time by Owner.

1.2 Licensee shall not make any additions or alterations in the interior or exterior of the Suite or the fixtures, furnishings and equipment therein without the prior written consent of Owner. However, Licensee may supply articles of appointment, such as pictures, plants or insignia reasonable in size and in good taste, as determined solely by Owner. Any such additions, or alterations permitted by Owner shall be made at Licensee's expense and be made free of any liens or encumbrances, in a good workmanlike manner, and in compliance with all applicable permits, authorizations, building and zoning laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having appropriate jurisdiction. Any fixtures or materials incorporated in or attached to the Suite by Licensee shall become the property of Owner unless Licensee shall have obtained the written approval of Owner to remove same prior to the expiration of the term of this Agreement, and if so removed, Licensee shall, at its own expense, repair and restore the Suite to its condition as of the commencement of this Agreement.

                                  SCHEDULE 2

                    Possession and Use, Tickets and Parking

2.1      Possession and Use.

         Licensee shall be entitled to the use and possession of the Suite during the term of this Agreement, except as provided in Section 2.2 below, and subject to the provisions of this Agreement. Licensee and Licensee's guests shall be entitled to use the Suite only at times for which appropriate tickets for admission to the Suite have been obtained and the Stadium is intended to be open for use by the general public. Licensee and Licensee's guests shall be bound by and shall observe the terms and conditions upon which tickets for admission to the Stadium have been issued by the sponsor or promoter of such event including, without limitation, the policy with respect to the cancellation or postponement of the game or event.

         Access to the Suites shall be from the club level of the Stadium through a private door to the Suites. Access to the club level shall be shared only by persons holding appropriate tickets for admission to the Suites and to the club level seats. Each Suite shall be provided with a lock system.

         This Agreement provides Licensee only with the right and privilege to possess and use the Suite in the manner set forth herein, and except as pertains to the special right and privilege to so possess and use the Suite, this Agreement does not confer upon Licensee or Licensee's guests any greater or lesser rights and privileges with respect to admission to the Stadium than afforded to other holders of tickets for admission thereto.

2.2      Admission Tickets.

         Licensee's rights with respect to admission tickets for events at the Stadium, including Miami Dolphins' and Florida Marlins' pre-season and regular season games and Special Events shall depend on whether Licensee is a Stadium Licensee, Dolphins' Licensee or Marlins' Licensee, as hereinafter defined. Licensees which are entitled to both Miami Dolphins' and Florida Marlins' season tickets are sometimes hereinafter referred to as "Stadium, Licensees"; Licensees which are entitled to Miami Dolphins' season tickets only are sometimes hereinafter referred to as "Dolphins' Licensees"; and Licensees which are entitled to Florida Marlins' season tickets only are sometimes hereinafter referred to as "Marlins' Licensees". Stadium Licensees, Dolphins' Licensees and Marlins' Licensees shall be entitled to the following respective benefits set forth below:

         a) Stadium Licensees. During the term of this Agreement, Stadium Licensee shall receive the number of admission tickets to the Stadium set forth in Paragraph B above for access to the Suite for each pre-season and regular season football game played by the Miami Dolphins at the Stadium and each regular season baseball game played by the Florida Marlins at the Stadium. Additionally, Owner shall make available and Stadium Licensee shall be free to purchase (i) up to four (4) direct access tickets for admission to the Suite for all pre-season and regular season Miami Dolphins' games, and (ii) up to (4) direct access tickets for admission to the, Suite for all regular season Florida Marlins' games.

         Stadium Licensee shall also have the opportunity to purchase the required admission tickets to the Stadium for access to the Suite for any other games or events at the Stadium, including but not limited to post-season football games of the Miami Dolphins, post-season baseball games of the Florida Marlins, Major League Baseball All-Star Games, college bowl games, or concerts (collectively, "Special Events"), for which Stadium Licensee desires to use the Suite. Admission tickets for such other games or events shall be priced by the sponsor or promoter of the game or event, but in no event shall the admission price charged to Stadium Licensees and their guests exceed the admission price charged for an admission ticket to the highest priced category of seats in the Stadium. If after Owner offers tickets for purchase for Special Events at the Stadium, Stadium Licensee determines not to purchase any of such tickets for the Suite within the time specified, then, at the option of Owner, the use of the

Suite for such Special Event shall revert to Owner and Owner shall be free to sell the use of the Suite for such Special Event to a third party. In the event Stadium Licensee purchases some, but not all of the admission tickets to the Suite for a Special Event, Owner may make available for purchase by others, including executive suite licensees who have been relocated or otherwise denied access to their respective suites, any unpurchased admission tickets for seats in and access to the Suite.

         In the event the Suite is deemed by the promoter of any event, concert or game hosted in the Stadium to have obstructed or non-manifest seats, Stadium Licensee shall not have the right to purchase admission tickets to the Suite. However, Owner in its sole discretion, may offer alternative seating in the Stadium to Stadium Licensee on terms and in locations to be determined by Owner.

         Notwithstanding any other provision herein to the contrary, it is understood and agreed that the availability of the upper tier of Suites (i.e., Suites No. 301 et seq., collectively, the "300 Level Suites") during any Super Bowl Games held in the Stadium will be subject to the requirements of the National Football League. Accordingly, Stadium Licensees of 300 Level Suites may be required either to relinquish use and possession of their Suite for any Super Bowl Game held in the Stadium or to share possession of their Suite with others who have been required to do so. A Stadium Licensee of a 300 Level Suite shall be entitled to purchase admission tickets to the Super Bowl Game for at least fifty percent (50%) of the seats in their respective suites. Owner shall make reasonable effort (but can make no guaranty) to place Stadium Licensees of 300 Level Suites and their guests in comparable suites as closely together as circumstances will permit.

         Stadium Licensees of Suites located in the lower tier of Suites (i.e., Suites No. 201 et seq., collectively, the "200 Level Suites") shall be entitled to exclusive use and possession of their respective suites during any Super Bowl Game held in the Stadium and shall be entitled to purchase admission tickets for each seat in and access to their respective suites; provided, however, that any seat for which any admission ticket has not been purchased within the time specified by Owner in advance of the Super Bowl Game may be made available by Owner to others, including Stadium Licensees of 300 Level Suites who have been required to relinquish possession of their Suite, as aforesaid, to accommodate requirements of the National Football League.

         b) Dolphins' Licensees. During the term of this Agreement, Dolphins' Licensee shall receive the number of admission tickets to the Stadium set forth in Paragraph B above for access to the Suite for each pre-season and regular season football game played by the Miami Dolphins at the Stadium. Additionally, Owner shall make available and Dolphins' Licensee shall be free to purchase up to four (4) direct access tickets for admission to the Suite for all pre-season and regular season Miami Dolphins games.

         Dolphins' Licensee shall also have the opportunity to purchase the required admission tickets to the Stadium for access to the Suite for any other games or events at the Stadium, including but not limited to all post-season football games of the Miami Dolphins, college bowl games, or concerts (collectively, "Special Events"), but specifically excluding any and all baseball related events, such as post-season baseball games of the Florida Marlins and Major League Baseball All Star Games, for which Dolphins' Licensee desires to use the Suite. Admission tickets for such other games or events shall be priced by the sponsor or promoter of the game or event, but in no event shall the admission price charged to Dolphins' Licensee and its guests exceed the admission price charged for an admission ticket to the highest priced category of seats in the Stadium. After Owner offers tickets for purchase for Special Events at the Stadium, if Dolphins' Licensee shall determine not to purchase any of such tickets for the Suite within the time specified, then, at the option of Owner, the use of the Suite for such Special Event shall revert to Owner and Owner shall be free to sell the use of the Suite to a third party. In the event Dolphins' Licensee purchases some, but not all of the admission tickets to the Suite for a Special Event, Owner may make available for purchase by others, including executive suite licensees who have been relocated or otherwise denied access to their respective suites, any unpurchased admission tickets for seats in the Suite.

         Dolphins' Licensee shall also be given the opportunity to purchase tickets for any other games or events at the Stadium, subject to availability.

         In the event the Suite is deemed by the promoter of any event, concert or game hosted in the Stadium to have obstructed or non-manifest seats, Dolphins' Licensee shall not have the right to purchase admission tickets to the Suite. However, Owner in its discretion, may offer alternative seating in the Stadium to Dolphins' Licensee on terms and in locations to be determined by Owner.

         Notwithstanding any other provision herein to the contrary, it is understood and agreed that the availability of the upper tier of Suites (i.e., Suites No. 301 et seq., collectively, the "300 Level Suites") during any Super Bowl Games held in the Stadium will be subject to the requirements of the National Football League. Accordingly, Dolphins' Licensees of 300 Level Suites may be required either to relinquish use and possession of their Suite for any Super Bowl Game held in the Stadium or to share possession of their Suite with others who have been required to do so. A Dolphins' Licensee of a 300 Level Suite shall be entitled to purchase admission tickets to the Super Bowl Game for at least fifty percent (50%) of the seats in their respective suites. Owner shall make reasonable effort (but can make no guaranty) to place Dolphins'

Licensees of 300 Level Suites and their guests in comparable suites as close together as circumstances will permit.

         Dolphins' Licensees of Suites located in the lower tier of Suites (i.e., Suites No. 201 et seq., collectively, the "200 Level Suites") shall be entitled to exclusive use and possession of their respective suites during any Super Bowl Game held in the Stadium and shall be entitled to purchase admission tickets for each seat in and access to their respective suites; provided, however, that any seat for which any admission ticket has not been purchased within the time specified by Owner in advance of the Super Bowl Game may be made available by Owner to others, including Dolphins' Licensees of 300 Level Suites who have been required to relinquish possession of their Suite, as aforesaid, to accommodate requirements of the National Football League.

         c) Marlins' Licensees. During the term of this Agreement, Marlins' Licensee shall receive the number of admission tickets to the Stadium set forth in Paragraph B above for access to the Suite for each regular season baseball game played by the Florida Marlins at the Stadium. Additionally, Marlins' Licensee shall also have the opportunity to purchase the required admission tickets to the Stadium for access to the Suite for any of the following games for which Marlins' Licensee desires to use the Suite: exhibition baseball games played at the Stadium, post-season baseball games of the Florida Marlins (including World Series games) played at the Stadium and the Major League Baseball All-Star Game to be held at the Stadium in the year 2000. Admission tickets for such games shall be priced by the sponsor or promoter of the game, but in no event shall the admission price charged to Marlins' Licensee and its guests exceed the admission price charged for an admission ticket to the highest priced category of seats in the Stadium. After Owner offers tickets for purchase for such games at the Stadium, if Marlins' Licensee shall determine not to purchase any tickets for the Suite within the time specified, then, at the option of Owner, the use of the Suite for such game shall revert to Owner and Owner shall be free to sell the use of the Suite to a third party. In the event Marlins' Licensee purchases some, but not all of the admission tickets to the Suite for such games, Owner may make available for purchase by others, including executive suite licensees who have been relocated or otherwise denied access to their respective suites, any unpurchased admission tickets for seats in the Suite.

         Marlins' Licensee shall also be given the opportunity to purchase tickets for any other games or events at the Stadium, subject to availability.

         In the event the Suite is deemed by the promoter of any such game hosted in the Stadium to have obstructed or non-manifest seats, Marlins' Licensee shall not have the right to purchase admission tickets to the Suite.

However, Owner in its sole discretion, may offer alternative seating in the Stadium to Marlins' Licensee on terms and in locations to be determined by Owner.


2.3      Special Parking.

         Stadium, Dolphins' and Marlins' Licensees shall have the right to obtain, at no additional cost, four (4) V.I.P. automobile parking spaces located in designated Stadium site parking areas at the Stadium at the times during which such Licensees are entitled to use the Suite. Stadium, Dolphins' and Marlins' Licensees shall have the option to purchase additional parking passes, depending upon availability, on a first-come, first served basis at the then prevailing rates.

                                  SCHEDULE 3

                      Payments, Term and Security Deposit

3.1      Suite Fee.

         The use and possession of the Suite shall be contingent upon payment to Owner of the fee (the "Suite Fee") for each Contract Year at the times set forth herein and in the amounts set forth in Paragraph B, plus any sales, use, property or other governmental taxes due with respect to Licensee's use of the Suite or imposed upon the payment of the Suite Fee (except for any federal, state or local income, franchise or similar tax imposed upon Owner). The entire Suite Fee for the initial year shall be payable on or before the date specified in Paragraph B. Thereafter, the Suite Fee shall be due and payable by Licensee not later than March 1st, each year during the term of this Agreement. The Suite Fee includes an aggregate of several charges including the license of the Suite, and a sum payable each year, as applicable, to the Miami Dolphins for Miami Dolphins' season tickets and/or to the Florida Marlins for Florida Marlins' season tickets provided to Licensee.

         In the event that the Suite Fee is not paid at such times and in such amounts as set forth above, then Licensee acknowledges and agrees that use and possession of the Suite shall be subject to the Default provisions of Section
4.2 hereof. In the event that the Owner does not receive payment in full from Licensee on or before the applicable payment due date set forth above the Owner may consider said failure to pay a material breach, and may elect to charge Licensee a late fee of one (1.0%) percent per month of the payment then due and owing until it is paid in full and, without limitation of its other remedies, Owner may terminate this Agreement upon such failure to pay in accordance with
Section 4.2.


         The Suite Fee payable hereunder shall remain the same and shall not increase until the commencement of the third year of any four year term Agreement, the commencement of the fourth year of any seven year term Agreement or the commencement of the sixth year of any ten year term Agreement (the period when the Suite Fee remains unchanged shall be referred to as the "Freeze Period"). After the Freeze Period, each year by February 1, the Suite Fee is subject to adjustment as follows:

         A. If in any year the prices charged for Executive Suite tickets for the Florida Marlins' or the Miami Dolphins' home games are increased from the prices charged for such tickets during the preceding year, then the Suite Fee may be increased by the aggregate amount of increased prices for that number of seats in the Executive Suite. (For example, if all ticket prices increased $1.00 per game ticket over the preceding year and the Suite has 12 seats, the increase in the Suite Fee pursuant to this paragraph would be calculated as follows: Dolphins Tickets (10 home games) $1 X 12 X 10 = $120 Suite Fee increase; Marlins tickets (assuming 81 home games) $1 X 12 X 81 = $972 Suite Fee increase.) Notwithstanding the foregoing, the Suite Fee of a Dolphins' Licensee shall not increase due to an increase in the prices of Florida Marlins' tickets and the Suite Fee of a Marlins' Licensee shall not increase due to an increase of prices for Miami Dolphins' tickets.

         B. The Suite Fee may also be increased each year by an amount of up to five percent (5%) of the Suite Fee for the preceding Contract Year based upon the percentage increase in the Consumer Price Index for National Consumers (as published by the Bureau of Labor Statistics of the U.S. Department of Labor) over the preceding Contract year.

3.2      Term and Right of First Refusal.

         The term of this Agreement shall commence upon the execution of this Agreement by both Licensee and Owner, and shall expire on February 28th after that number of years in the term following the calendar year in which the Licensee has initially been issued tickets for the Suite for either the Florida Marlins' or Miami Dolphins' games in the Stadium (whichever issuance is earlier). As used in this Agreement, the term "Contract Year" shall mean the twelve-month period commencing March 1, and expiring February 28, during the term, except that in the year of execution, the Contract Year shall commence with the date of execution and expire on February 28th. If this Agreement is a renewal of an existing License Agreement between Owner and Licensee, then the term and initial Contract Year hereunder shall commence upon the expiration of the existing License Agreement.

         If not in default in the performance of Licensee's obligations under this Agreement, Licensee shall have the right of first refusal to renew this license after the expiration of the term of this Agreement at such suite fee and on such other terms and conditions as Owner may, in its discretion, determine. The Licensee's right of first refusal shall be offered and exercised in accordance with the following procedures. On or about the thirteenth month prior to the expiration of the term of this Agreement, Owner shall submit to Licensee a license agreement which sets forth the suite fee and other terms and conditions offered by Owner for the license of the Suite. Licensee may exercise its right of first refusal by executing and returning such license agreement to Owner, together with any deposit or other payment which may be required thereunder, within thirty (30) days after the agreement is sent to Licensee by Owner. If Licensee shall not timely return such agreement to Owner together with the required deposit or payment, then this right of first refusal shall terminate and Owner shall be free to offer the Suite for license to a third party.

3.3      Security Deposit.

         As security for the prompt and full payment of the Suite Fee and the full and faithful performance by Licensee of each and every other obligation of Licensee under this Agreement, Licensee has deposited with Owner the sum set forth in Paragraph B as the "Security Deposit", the receipt of which is hereby acknowledged by Owner. It is a condition of the Bank that is financing the construction of the Stadium that Owner collect a security deposit and that such deposit be held throughout the entire term. Accordingly, the Security
Deposit shall remain with Owner throughout the term of this Agreement and Licensee may not apply such deposit to its obligations to pay annual Suite Fees. The Security Deposit may be commingled by Owner with its independent funds, and may be used by Owner for payment of any and all indebtedness incurred by Owner in connection with the construction of the Stadium and the improvements located thereon. No interest shall be paid to Licensee on the Security Deposit. If, at any time during the term of this Agreement, any portion of the Suite Fee or any other amount payable by Licensee to Owner pursuant to this Agreement is not promptly paid when due, then Owner may, without waiving any other remedy which it may have under this Agreement, appropriate and apply all or any portion of the Security Deposit to the payment of such amount. Licensee shall, in such event and upon written demand of Owner forthwith, remit to Owner an amount sufficient to restore the Security Deposit to the original sum deposited, and Licensee's failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Agreement. If Licensee's right to the use and possession of the Suite is terminated pursuant to Section 4.2 above, then Owner may, at its option, appropriate and apply the Security Deposit, or so much thereof as may be necessary, to compensate Owner for any loss or damage sustained or suffered by Owner due to Licensee's breach. Otherwise, the Security

Deposit shall be returned to Licensee at the expiration of the term of this Agreement, or any renewal term, less any costs and expenses incurred by Owner in restoring the Suite to the condition required hereunder.

                                  SCHEDULE 4

                          Other Terms and Conditions

4.1      Covenants of Licensee.

         Licensee covenants and agrees with Owner as follows:

A. While in possession of the Suite, Licensee shall keep and maintain the Suite in good repair, order and condition, except for normal wear and tear, and shall reimburse Owner for costs incurred by Owner to repair any damage caused by Licensee or Licensee's guests to the Suite or to the property of Owner therein. License shall not be responsible for any damage caused by persons using the Suite other than Licensee or Licensee's guests.

B. Licensee and Licensee's guests shall abide by and observe rules and regulations established from time to time by Owner pertaining to the use and occupancy of the Suite provided, however, that such rules and regulations do not materially interfere with Licensee's use and enjoyment of the Suite for the purposes intended.

C. Licensee and Licensee's guests shall at all times maintain proper decorum while using the Suite and shall comply with all present and future laws, ordinances, orders, rules and regulations of all governmental authorities and will not suffer or permit to remain any use or manner of use of the Suite in violation thereof.

D. Licensee shall not permit the preparation of food in the Suite nor shall Licensee permit any food or beverages to be brought into the Suite, except such food or beverage provided exclusively through the Stadium caterer or otherwise purchased at the Stadium.

4.2      Default.

         In the event Licensee fails to pay when due any amounts (including, without limitation, the Suite Fee) to be paid by Licensee pursuant to this Agreement or otherwise defaults in the performance or observation of its duties and obligations under this Agreement, Owner may, at its option, terminate the rights of Licensee hereunder by giving Licensee thirty (30) days prior written notice. In the event that Licensee shall not have cured the default or breach specified in said notice within said thirty (30) day period, then Owner may terminate the right of Licensee to the use and possession of the Suite and all other rights or privileges of Licensee under this Agreement and declare the entire unpaid balance of the Suite Fee immediately due and payable, whereupon Owner shall have no further obligation of any kind to Licensee and may enter the Suite and remove all items of property of Licensee for storage at Licensee's expense. Owner may, without waiving any other right or remedy to which it may be entitled, immediately apply the Security Deposit to Licensee's obligations to pay the Suite Fee or other amounts owed to Owner as a result of such default. Upon Owner's termination of Licensee's license to use the Suite, Owner shall be free to relicense the Suite to a third party without obligation to Licensee. Owner may relicense the right to the use and possession of the Suite to another party; provided that, if there are any other Suites in the Stadium available to be licensed, Owner may give priority to licensing such other suites. Licensee shall remain obligated to make all payments due or becoming due under this Agreement, but if Owner licenses the right to the use and possession of the Suite to another party, then all amounts received from such other party applicable to any remaining period of this Agreement shall be applied first to the expense of relicensing and then to the reduction of any obligations of Licensee to Owner under this Agreement. If the consideration collected by Owner upon any such relicensing is not sufficient to pay the full amount of all such obligations of Licensee, Licensee shall pay any such deficiency upon demand.

         The foregoing remedies of Owner shall not be to the exclusion of any other right or remedy set forth herein or otherwise available to Owner in law or in equity. Each of Owner and Licensee shall be responsible for all reasonable attorney's fees and costs incurred by Owner or Licensee as may be the case in the enforcement of this Agreement provided that litigation is actually commenced and the party seeking such attorney's fees is the prevailing party. In the event that such enforcement results in trial, the prevailing party shall be entitled to recover all reasonable attorney's fees incurred as a result hereof, including fees and costs of any appellate proceedings. Licensee and Owner hereby waive trial by jury.

     No waiver by Owner of any default or breach by Licensee of its obligations hereunder shall be construed to be a waiver or release of any other or subsequent default or breach by Licensee hereunder, and no failure or delay by Owner in the exercise of any remedy provided for herein shall be construed to constitute a forfeiture or waiver thereof or of any other right or remedy available to Owner.

4.3      Strikes, Damage, Destruction, Etc.

         In the event of any damage to or destruction of the Suite or the Stadium which renders the Suite or the Stadium unusable, then, Owner shall attempt to relocate Licensee to another executive suite at the Stadium. However, if Owner is unable to relocate Licensee to another executive suite at the Stadium, then, the Suite Fee payable hereunder shall be abated during the period of time that the Suite is unusable. Any such abatement of the Suite Fee shall be computed annually by dividing the number of games and other events for which the Suite was unusable by Licensee by the total number of games and events in the Stadium for which Licensee was entitled use during the applicable year including the number of such scheduled games and events which were canceled as a result of any such damage or destruction. Any such abatement shall be offset against the next succeeding installment of the Suite Fee payable by Licensee. If in the event of any damage to or destruction of the Suite or the Stadium, Owner elects not to repair or restore



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


same, this Agreement shall terminate as of the date of such damage or destruction, and the entire amount of the abatement shall be promptly paid to Licensee.

         In the event of force majeure or any strike or other labor disturbance which results in the cancellation of any Miami Dolphins' or Florida Marlins' scheduled game(s) at the Stadium, or the cancellation of any other scheduled event(s) at the Stadium, then, the Owner shall return to Licensee, as Licensee's sole and exclusive remedy for such termination or cancellation, the aggregate ticket price for admission to any such canceled game(s) or event(s) purchased by Licensee for the Suite. In the event that the Florida Marlins shall relocate and shall play its home games at a ball park other than the Stadium, then, the Owner shall return to Licensee, as Licensee's sole and exclusive remedy for such relocation, the aggregate ticket price paid by Licensee for admission to the Suite for any Florida Marlins' games which are not played at the Stadium.

4.4      Access by Owner.

         Owner, its officers, agents, employees, and representatives shall be entitled to have access to the Suite on such occasions and to such extent as Owner, shall in its sole discretion, deem necessary or appropriate for the proper performance of the duties and obligations required or contemplated to be performed by Owner or to be observed by Licensee under this Agreement for the compliance with the rules and regulations governing use of the Stadium. For such purposes, Owner shall retain duplicate keys to the Suite and the cabinets in the Suite, and Licensee shall not change the locks or place any additional locks on, or otherwise restrict or impede Owner's access to, the Suite or the cabinets therein.

4.5      Owner's Right to Relocate.

         Owner expressly reserves the right after the execution and during the term of this Agreement, at its sole cost and expense, to remove the Licensee from the Suite and relocate the Licensee to some other suite of Owner's choosing of the same approximate size, if Owner determines that such relocation is necessary in connection with any construction or renovation projects at the Stadium. Licensee, by the execution of this Agreement, acknowledges the foregoing right of Owner, and no rights granted in this Agreement to Licensee shall be deemed to have been breached or interfered with by reason of Owner's exercise of the right of relocation reserved in this Section 4.5. Licensee agrees that Owner's exercise of its election to remove and relocate Licensee shall not terminate this Agreement or release the Licensee, in whole or in part, from Licensee's obligation to pay the Suite Fees and perform the covenants and agreements under this Agreement for the full term of this Agreement.

4.6      Disclaimer of Liability.

         Owner shall not be liable or responsible for any loss, damage, or injury to any person or to any property of Licensee or Licensee's guests in or upon the Suite or the


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



Stadium, resulting from any cause whatsoever, including but not limited to theft and vandalism, and including the sole or joint negligence of Owner, unless due to the intentional misconduct of Owner or Owner's employees, agents or other representatives.

         In addition, Licensee agrees to indemnify and hold Owner harmless from and against any liability, losses, claims, demands, costs and expenses including attorney's fees and litigation expenses arising out of any personal injury or property damage occurring in or upon the Suite or the Stadium due to or resulting from the breach by Licensee or Licensee's guests of any of the terms and conditions of this Agreement or of any applicable laws, rules, regulations or orders of any governmental agency having appropriate jurisdiction over the Stadium, the Suite or over any actions or negligence of Licensee, or from any other cause whatsoever, including but not limited to the sole or joint negligence of the Owner.

4.7      Third Party Beneficiaries.

         Owner has heretofore arranged financing for the construction of the Stadium and the Suite with a financial institution (the "Bank"). Licensee acknowledges that Owner has pledged and may in the future pledge its interests in this Agreement to the Bank and that the Bank will be relying on, and will be entitled to rely on, the commitments made by Licensee in this Agreement and that the Bank shall have the rights of a third party beneficiary with respect to this Agreement.

4.8      Miscellaneous.

A.       Upon the expiration of the term of this Agreement (or, if

         applicable, upon the expiration of any renewal term pursuant to Licensee's right of first refusal under Section 3.2 hereof) or upon the earlier termination of this Agreement, Licensee shall surrender possession of the Suite to Owner in the condition in which it was originally delivered to Licensee, except for normal wear and tear, and damage caused by casualty or force beyond the control of Licensee or Licensee's guests.

B. Licensee shall not sell, assign, sublease, pledge or otherwise transfer or encumber this Agreement, or any of Licensee's rights and obligations hereunder without first offering to Owner the right to accept any such transfer on its own behalf. If Owner does not accept Licensee's offer to assign this Agreement to Owner within ten (10) days after Licensee delivers written notice to Owner of its intent to so transfer this Agreement, Licensee may transfer this Agreement upon obtaining the prior written consent of Owner, which consent may not be unreasonably withheld. Any attempted sale, assignment, sublease, pledge, transfer or encumbrance in contravention of the foregoing shall be null, void and of no force or effect, and shall be deemed to be a breach of this License Agreement by Licensee. Any such breach by Licensee shall give rise to a right by Owner to (i) prohibit admission to the Suite for any purchaser, assignee, sublessee, pledgee or other transferee whom


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


         Owner has not approved or provided its consent, and (ii) terminate this License Agreement and following such termination by Owner, Licensee shall forfeit its right to the Security Deposit. Licensee shall indemnify and hold harmless Owner and shall remain fully liable for any property damage, personal injury or death resulting from or arising in connection with any such sale, assignment, pledge, transfer or encumbrance to which Owner has not consented.

C. It is understood that Owner has mortgaged, pledged, assigned or otherwise encumbered the Suite, this Agreement and/or the Security Deposit as security for financing improvements to be made to the suites or other facilities operated by Owner in the Stadium or for other purposes of the Owner, and that this Agreement and the rights and interests of Licensee hereunder shall be subordinate thereto; provided that any such mortgagee, pledgee, assignee or the holder of any such lien shall agree in writing to recognize this Agreement and the rights and interests of Licensee hereunder in the event of foreclosure or enforcement of said lien if Licensee is not then in default in the performance of Licensee's obligations under this Agreement.

D. All notices, demands and other communications between the parties required or appropriate hereunder shall be in writing and deemed given if mailed, postage prepaid, to the address set forth above for the Owner and to the address set forth in Paragraph B for the

         Licensee, or to such other address as may be designated by either party, from time to time, in writing.

E. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

F. This Agreement and all the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. If Licensee is a natural person, this Agreement shall automatically terminate upon the death of Licensee. No amendment or modification to this Agreement shall be effective unless the same is in writing and signed by both Owner and Licensee and is consented to by the Bank.



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


                                  SCHEDULE 5

                              Special Stipulation

         Notwithstanding Paragraph B4. of this Agreement, Licensee shall have the right to terminate this Agreement, subject to the provisions contained in this Schedule 5.

         Licensee's right to terminate shall be exercisable for a period commencing December 1, 1997 and ending on the final day of March, 1998 (the "Termination Period"). The termination right may be exercised by, and shall become effective only upon, Licensee's delivery to Owner of written notice of its intention to terminate during the Termination Period. Upon the exercise of such termination, all of Licensee's rights under this Agreement (except for any rights with respect to the Security Deposit), including but not limited to Licensee's right of refusal under Schedule 3.2, shall automatically terminate. No such termination shall affect Licensee's obligation arising under the Agreement with respect to the 1st year of the term or which otherwise extend beyond the term of this Agreement.

         Upon the expiration of the Termination Period without the effective exercise of its termination rights, Licensee shall have no further termination rights under this
Agreement.



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